                        MASTER AGREEMENT OF PURCHASE AND SALE

    This MASTER AGREEMENT OF PURCHASE AND SALE is made and entered into as of the 5th day of March, 1997, by and between AmerUs Life Insurance Company, an Iowa corporation, as buyer ("Buyer"), and AmerUs Bank, a federal savings bank, as seller ("Seller").

    WHEREAS, Seller desires to sell certain Mortgage Loans (as defined below) from time to time; and

    WHEREAS, Buyer desires to purchase loans such as the Mortgage Loans from time to time; and

    WHEREAS, it is contemplated that from time to time Seller will sell to Buyer and Buyer will purchase from Seller Mortgage Loans on the terms and conditions set forth in this Agreement;

    NOW THEREFORE, in consideration of the mutual covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                      ARTICLE I
                              DEFINITIONS; CONSTRUCTION

    Section 1.1. DEFINED TERMS. For purposes of this Agreement, capitalized terms shall have the meanings indicated below:

    (a) "Affiliate" means, with respect to any Person, any Person which, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Person specified.

    (b) "Agreement" means this Master Agreement of Purchase and Sale dated as of March 5, 1997, by and between Seller and Buyer, including all exhibits and schedules attached hereto and referenced herein, as the same may be amended or supplemented from time to time.

    (c) "Assignment" means the assignment which has the effect of assigning to Buyer all of Seller's interest in a Mortgage.

    (d) "Book Value" means, as to any Mortgage Loan, the unpaid principal balance owed, as shown on the books and records of Seller as of the Cut-Off Date.

    (e) "Business Day" means any calendar day of the week other than a Saturday or Sunday, or a day on which banking institutions and/or thrift and savings and loan institutions located in the State of Iowa are authorized or obligated by law or executive order to be closed.


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    (f)     "Closing Date" means, with respect to any purchase and sale of
            Mortgage Loans pursuant to this Agreement, such date as mutually agreed upon by the parties.

    (g) "Combined Loan to Value Ratio" means, with respect to any Mortgage Loan as of any date, the percentage equivalent of the fraction, the numerator of which is the sum of (i) outstanding principal balance of such Mortgage Loan as of such date and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to such Mortgage Loan and that are secured by the same Mortgaged Property and the denominator of which is the value of the related Mortgaged Property (based on appraisals made of the Mortgaged Property at the time of origination of such Mortgage Loan or, in the absence of an appraisal, internal calculations made by Seller at the time of origination) as of the date of the origination of such Mortgage Loan; provided, however, that the financed amount of credit life premium for such Mortgage Loan shall not be included in the numerator of such fraction.

    (h) "Cut-Off Date" means the date set forth on the Settlement Statement on which Mortgage Loans to be sold pursuant to this Agreement have been identified on the appropriate Schedule of Assets and as of which the Book Value of each of the Mortgage Loans is calculated.

    (i) "Loan Interest Rate" with respect to each Mortgage Loan means the annual rate at which interest accrues on such Mortgage Loan as changed from time to time in accordance with the provisions of the related Note and Mortgage.

    (j) "Mortgage" means a security instrument creating a lien on real property that serves as collateral for a Mortgage Loan, and any amendments, supplements or modifications thereto. For purposes of this definition, the security instrument may be a deed of trust, a mortgage, a trust deed or a similar instrument creating a lien on real property.

    (k) "Mortgage Loan" means a closed-end loan evidenced by a Note, secured by a first or second lien on Mortgaged Property, and any and all rights, benefits, collateral, payments, recoveries, proceeds and obligations arising therefrom or in connection therewith, which Mortgage Loans are listed on a Schedule of Assets.

    (l) "Mortgage Loan File" means all documents in the possession of Seller pertaining to a Mortgage Loan, as described in Section 2.6.

    (m) "Mortgaged Property" with respect to any Mortgage Loan means the real property, together with improvements thereon, encumbered by the Mortgage securing the indebtedness evidenced by the Note.

    (n) "Note" means a promissory note made by an Obligor or Obligors evidencing the indebtedness of such Obligor or Obligors under a Mortgage Loan, and any amendments, supplements or modifications thereto.

    (o) "Obligor" means each individual who is now or hereafter liable for the full or partial payment or performance of any Mortgage Loan, whether such obligation is direct, indirect, primary, secondary, joint or several.


    (p)     "Permitted Exceptions" with respect to any Mortgaged Property means
            (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions, restrictions, rights of way, easements and other matters of public record as of the date of recording acceptable to prudent mortgage lending institutions generally; (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of the Mortgaged Property; and (iv) a valid first lien.

    (q) "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    (r) "Premium" means, with respect to a particular purchase of Mortgage Loans pursuant to this Agreement, such amount which is set forth on the appropriate Settlement Statement, and which shall be the product of the Book Value of such Mortgage Loans and the Premium Rate agreed upon by Buyer and Seller with respect to such Mortgage Loans.

    (s) "Premium Rate" means such rate as is mutually agreed upon by the parties with respect to a particular purchase of Mortgage Loans, as set forth in each Settlement Statement, and which shall be expressed as a percentage of the outstanding principal balance of the Mortgage Loans to be purchased.

    (t) "Purchase Price" means the aggregate price, as set forth in each Settlement Statement, which Buyer has agreed to pay for the Mortgage Loans, which amount equals the Book Value of the Mortgage Loans as of the Cut-Off Date, plus interest which has accrued but remains unpaid up to, but not including, the Cut-Off Date, plus any Premium.

    (u) "Schedule of Assets" means a list of Mortgage Loans to be purchased by Buyer from Seller pursuant to this Agreement, which Schedule of Assets is attached to a Settlement Statement and is hereby incorporated into this Agreement by reference thereto and which shall set forth the following information concerning each Mortgage Loan purchased by Buyer: (i) last name of Obligor(s); (ii) Mortgaged Property street address, city and state; (iii) account number; (iv) date account opened; (v) Book Value; (vi) accrued but unpaid interest; (vii) date of last payment; (viii) date next due;
            (ix) Loan Interest Rate; and (x) remaining term.

    (v) "Settlement Statement" means a loan funding settlement statement to be executed and delivered by Buyer and Seller upon the sale of Mortgage Loans pursuant to this Agreement as of each Closing Date which details, with respect to the Mortgage Loans being sold on such Closing Date, the Cut-Off Date, the aggregate Book Value of the Mortage Loans, the accrued interest on the Mortgage Loans, the Premium Rate, the Premium, the Purchase Price and wiring instructions. A form of the Settlement Statement is attached hereto as EXHIBIT A.

    Section 1.2.   CONSTRUCTION.

    (a) Accounting and financial terms used in this Agreement and not otherwise defined herein shall be construed in accordance with generally accepted accounting definitions and principles, consistently applied.

    (b) Words used in this Agreement in the singular shall be deemed to include the plural and vice versa, where the context so permits.

    (c) The use of any gender in this Agreement shall be deemed to include the other gender.

    (d) References in this Agreement to articles, sections, subsections, paragraphs and other subdivisions without reference to a document are to designated articles, sections, subsections, paragraphs and other subdivisions of this Agreement.

    (e) The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision.

    (f) The terms "include" or "including" shall mean without limitation by reason of enumeration.

    (g) References in this Agreement to a specific statute or regulation shall be deemed to include any successor statute or regulation.


                                      ARTICLE II
                              PURCHASE OF MORTGAGE LOANS

    Section 2.1. PURCHASE OF MORTGAGE LOANS. For and in consideration of the mutual promises contained herein, Buyer hereby agrees to purchase from time to time on each Closing Date from Seller the Mortgage Loans which are listed on the Schedule of Assets attached to the Settlement Statement executed and delivered by Buyer and Seller as of such Closing Date, and Seller hereby agrees to sell such Mortgage Loans to Buyer. A separate Settlement Statement shall be executed and delivered by Buyer and Seller each time Buyer purchases and Seller sells Mortgage Loans pursuant to this Agreement. Each Settlement Statement is hereby incorporated by reference into this Agreement. Each sale shall take place at the offices of Seller, unless otherwise agreed by Seller and Buyer.

    Section 2.2. PAYMENT OF PURCHASE PRICE. The Purchase Price for Mortgage Loans to be purchased by Buyer in accordance with this Agreement shall be set forth on the Settlement Statement executed and delivered by Buyer and Seller as of the Closing Date for such Mortgage Loans and shall be paid by Buyer to Seller on such Closing Date by wire transfer of immediately available funds in lawful money of the United States of America and against delivery of the duly endorsed Notes and assignment of the Mortgage Loans to Buyer in accordance with the requirements of this Agreement.

    Section 2.3. DILIGENCE. Prior to each Closing Date, Buyer shall have the right to review, with respect to the Mortgage Loans to be sold on a particular Closing Date, the Mortgage Loan Files and the Mortgaged Property securing each such Mortgage Loan. Buyer may reject any such Mortgage Loan that does not conform to its underwriting assumptions or its documentation, credit or collateral requirements. Any such unacceptable Mortgage Loan shall be deleted from its respective Schedule of Assets before the applicable Closing Date. Buyer shall complete its due diligence review prior to the applicable Closing Date. Seller shall cause its officers, servicers and employees to provide such assistance and to furnish such reasonably available information in respect of the Mortgage Loans as Buyer may from time to time reasonably request.

    Section 2.4. RECOURSE; ENDORSEMENT. All Mortgage Loans purchased by Buyer from Seller pursuant to this Agreement shall be purchased "without recourse." Prior to a Closing Date, Seller shall endorse to Buyer each and every Note evidencing a Mortgage Loan to be sold on such Closing Date using the following endorsement on the back thereof:

    Pay to the order of AmerUs Life Insurance Company, without recourse.

    EXECUTED this ______ day of ______________, 19__.


                                  AMERUS BANK


                                  By:
                                     ------------------------------------------
                                  Its:
                                     ------------------------------------------

    Section 2.5.   INDIVIDUAL ASSIGNMENT OF MORTGAGES AND NOTES.

    (a) With respect to each sale of Mortgage Loans under this Agreement, upon payment by Buyer to Seller of the Purchase Price, there shall be a direct transfer, from Seller to Buyer, of title to the Notes and Mortgages relating to such Mortgage Loans.

    (b) Seller shall execute and deliver to Buyer an Assignment with respect to each Mortgage Loan sold to Buyer under this Agreement. Along with the endorsement of the applicable Note, an Assignment shall evidence the assignment by Seller to Buyer of all of the interests of Seller, its successors and assigns, in the Mortgage described therein.

    (c) The assignment of Seller's interest in the Notes and the Seller's interest in the Mortgages shall be accomplished on the Closing Date for the sale of the related Mortgage Loans or within ninety (90) days thereof. Prior to the completion of the assignment of Seller's respective interests in the Notes and the Mortgages, if Buyer so requests Seller shall assign such interests directly to a third party at the direction of Buyer.

    Section 2.6. CONTENTS OF MORTGAGE LOAN FILES. Each and every Mortgage Loan identified in a Schedule of Assets shall be accompanied by the following documents, which shall be delivered to the Buyer on the appropriate Closing Date; provided, however, that the material described in subsection (e) of this
Section 2.6 shall be delivered within ninety (90) days after the appropriate Closing Date:

    (a) The original Note signed by the Obligor and bearing Seller's endorsement to Buyer.

    (b) The original recorded Mortgage executed contemporaneously with the Note.

    (c) The original of any and all intervening assignments, including the Assignment.

    (d)     The original credit application.

    (e) All credit information in the possession of Seller concerning the Obligor or any other Person obligated on the Mortgage Loan and all guarantees and other agreements securing such transactions, including all credit reports.

    (f) Evidence of application for adequate flood insurance coverage, if applicable, with respect to the Mortgaged Property, with Seller being declared or designated as mortgagee and loss payee or an authorization signed by the Obligor to add Seller, its successors and/or its assigns, as mortgagee.

    (g) Copies of all disclosure statements required by any federal or state law, rule or regulation, including without limitation the Real Estate Settlement Procedures Act and any truth-in-lending act or similar consumer protection act, and all statements indicating that the Obligor has received such required disclosures, including any acknowledgment of receipt of the original statement shown thereon.

    (h) A statement showing the unpaid principal balance of the Mortgage Loan, the amount of periodic installments and the date(s) to which principal and interest have been paid and, if required by Buyer, a ledger card or ledger history relaying all receipts and disbursements from the inception of the Mortgage Loan including the date of each receipt or disbursement.

    (i) Any title insurance, title opinion or title report with respect to the lien priority of the Mortgage Loan.

    (j)     All documents relating to any rights of rescission of the Obligor.

    (k)     A copy of any appraisal of the Mortgaged Property.


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

    (l) Any and all other documents, agreements or instruments related to the Mortgage or the Note and Seller's rights and benefits therein and any and all documents related to the making and closing of the Mortgage Loan.

    In the event that any original document (or copy thereof certified by the public recording office in which such document has been recorded) listed above cannot be delivered on the Closing Date for the related Mortgage Loans because
(i) such document has not been returned from the applicable recording office, or
(ii) the final attorney title opinion has not yet been issued, Seller shall deliver or cause to be delivered to Buyer the originals of such documents, or certified copies thereof, within ninety (90) days after such Closing Date.

    Section 2.7. BOOKS AND RECORDS. Each sale of Mortgage Loans under this Agreement shall be reflected on Seller's financial statements and records as a sale of assets by Seller, without recourse, except as set forth herein. In the event that a court of competent jurisdiction were to hold that any transaction evidenced under this Agreement constitutes a loan and not a purchase and sale, it is the intent of the parties hereto that this Agreement shall constitute a security agreement under applicable law and that Seller has granted a first priority security interest in all of Seller's right, title and interest in and to each Mortgage Loan and all proceeds thereof. To protect the interests of Buyer in the event that the transactions contemplated hereunder are deemed to constitute a pledge of security for a loan, Seller shall execute or cause to be executed such documents and take or cause to be taken such actions as may be necessary to maintain and preserve the security interest of Buyer granted pursuant to this Section 2.7. Seller hereby appoints Buyer its attorney-in-fact to execute, deliver and file of record any financing statement, continuation statement, instrument of further assurance or other document or to take such other action, as may be required under this Section 2.7, and such appointment is irrevocable and coupled with an interest.


                                     ARTICLE III
                            REPRESENTATIONS AND WARRANTIES

    Section 3.1. GENERAL REPRESENTATIONS AND WARRANTIES OF SELLER. As of each Closing Date, Seller hereby makes each of the following representations and warranties to Buyer:

    (a) Seller is a federal savings bank, duly organized and validly existing under the laws of the United States of America which has the power to own its assets and to transact the business in which it is presently engaged. To the extent required, Seller is duly qualified in good standing under the laws the State of Iowa and each jurisdiction where its ownership of property or the conduct of its business requires such qualification and where the failure to be so qualified would have a material adverse affect on the business and assets of Seller, taken as a whole.

    (b) Seller has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Seller has been duly authorized by proper action to approve the execution and delivery of this Agreement, the sale of the Mortgage Loans to Buyer according to the terms of this Agreement and the execution and delivery to Buyer of all instruments appropriate and necessary for the transfer and sale of the Mortgage Loans to Buyer. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject only to bankruptcy and insolvency laws and similar laws affecting creditors' rights generally and equitable principles of law.

    (c) Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated by this Agreement will conflict with or result in a breach of, or constitute a default under, any instrument or agreement to which Seller is a party, or by which it is bound, nor be in violation of any governmental decree, order or ruling as to which Seller may be bound.

    (d) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Seller, and the transfer, assignment and conveyance of the Notes and the Mortgages by Seller pursuant to this Agreement are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction.

    (e) No action, suit, proceeding or governmental investigation or inquiry is currently pending or, to the knowledge of Seller, threatened against Seller which, if adversely determined, would have a material adverse effect on the business, combined assets or financial condition of Seller or on the Mortgage Loans or would prevent the consummation of the transactions contemplated by this Agreement.

    (f) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Seller is solvent, and the sale of the Mortgage Loans will not cause Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any creditor of Seller.

    (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Seller of or compliance of Seller with this Agreement, or, if required, such consent, approval, authorization or order has been obtained prior to the applicable Closing Date.

    (h) Seller has not, in connection with this transaction, incurred any obligation, made any commitment or taken any action which might result in a claim against or an obligation by Buyer to pay a sales brokerage commission, finder's fee or similar fee with respect to this Agreement.

    (i) With respect to approximately ninety percent (90%) of the Mortgage Loans, by aggregate principal balance as of the Cut-Off Date, as of the date of origination and, to the best of Seller's knowledge, as of the Closing Date, the Obligor occupies the related Mortgaged Property as the Obligor's primary residence. The sole basis for such representation is either (i) a representation by the Obligor at origination of the Mortgage Loan that the Mortgaged Property will be used for a

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            period of at least six months every year, or that the Obligor intends to use the Mortgaged Property, as the primary residence, or
            (ii) that the address of the Mortgaged Property is the Obligor's mailing address as reflected in Seller's records. No more than ten percent (10%) of the Mortgaged Properties, by aggregate principal balance as of the Cut-Off Date, are non-owner occupied, and none of the Mortgaged Properties are rental properties. No Mortgage Loan was made for the purpose of original construction or made to facilitate an exchange of property by the Obligor.

    Section 3.2. REPRESENTATIONS AND WARRANTIES OF SELLER REGARDING THE MORTGAGE LOANS. With respect to each Mortgage Loan, as of the Closing Date on which such Mortgage Loan is sold to Buyer, Seller hereby makes the following representations and warranties to Buyer:

    (a) Seller has clear, marketable and valid title and is the owner of the Mortgage Loan and the indebtedness evidenced by the Note, and has the unqualified right to transfer title to the Mortgage Loan and all documents and instruments in connection therewith to Buyer, free of any encumbrance, lien, pledge or interest of any third Person whatsoever.

    (b) The information regarding the Mortgage Loan contained in the Schedule of Assets is true and correct in all respects as of the Cut-Off Date.

    (c) The Note, the Mortgage and all instruments and supporting documentation evidencing, securing or otherwise related to the Mortgage Loan are genuine, valid and enforceable according to their terms, subject only to bankruptcy and insolvency laws, or similar laws affecting creditors' rights generally and equitable principles of law, and all signatures thereon are genuine.

    (d) The Mortgage Loan was underwritten in compliance with Seller's underwriting guidelines attached hereto as EXHIBIT B; provided, however, that a default on the Mortgage Loan shall not, by itself, be deemed to infer that such Mortgage Loan does not comply with Seller's underwriting guidelines.

    (e) The Mortgage Loan is not contractually delinquent by more than thirty (30) days, nor has it been delinquent for more than sixty
            (60) days at any time within the twelve (12) month period preceding the Closing Date, nor has the Mortgage Loan at any time been renewed for the purpose of concealing the delinquency of any Persons obligated thereon.

    (f) As to the Mortgage Loan, all applicable federal, state and local laws, rules and regulations have been complied with, including without limitation the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Federal Truth-in-Lending Act (Regulation Z), the Fair Credit Reporting Act, the Flood Disaster Protection Act, licensing laws, federal and state usury laws, and any other applicable laws, rules or regulations which prohibit or limit fees, charges or costs which lenders may impose on borrowers.

    (g) The Mortgage has been duly recorded and constitutes a valid and legally enforceable lien on the Mortgaged Property in accordance with the laws of the jurisdiction in which the Mortgaged Property is located, and the Mortgaged Property is not subject to any other recorded liens having priority over the lien of the Seller, except for Permited Exceptions and other liens as are approved in writing by Buyer.

    (h) The Assignment relating to the Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

    (i) The Mortgage Loan and the Note are free from any right of rescission, defense (including the defense of usury), off-set, counterclaim or recoupment assessable by the Obligor. No right of rescission, defense, off-set, counterclaim or recoupment has been asserted to Seller or, to Seller's knowledge, to any other Person.

    (j) The terms of the Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which, if necessary to protect the interests of Buyer, has been recorded.

    (k) The Note, the Mortgage and all other documents contained in the Mortgage Loan File are on FNMA or FHLMC uniform instruments or on forms acceptable to FNMA or FHLMC or reasonably acceptable to Buyer.

    (l) Seller has made no representations to the Obligor that are inconsistent with the Note, the Mortgage or any other mortgage instrument concerning the Obligor.

    (m) There is no payment default, and, to the best of Seller's knowledge, there is no other default, breach, violation or event of acceleration existing under the Note or the Mortgage and no event which, with the passage of time or with notice and the expiration of any applicable grace or cure period, would constitute a default, breach, violation or event of acceleration, and Seller has not waived any default, breach, violation or event of acceleration.

    (n) The Mortgage contains customary provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

    (o) Neither the Mortgage nor the Note has been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Seller has not waived performance by the Obligor of any action, where the Obligor's failure to perform such action would cause the Mortgage

            Loan to be in default, nor has Seller waived any default resulting from the action or inaction by the Obligor.

    (p) The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances with respect thereto. All costs, fees and expensed incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Obligor is not entitled to any refund of any amounts paid or due under the Note or the Mortgage.

    (q) If required by Seller's underwriting guidelines, the Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to FNMA or (ii) an ALTA lender's title policy or other generally acceptable form of policy of insurance issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successor and assigns, as to the appropriate first or second priority lien of the Mortgage, in the original principal amount of the Mortgage Loan, subject only to Permitted Exceptions. No claims have been made under any such lender's title insurance policy, and Seller has not taken any action or failed to take any action which would impair the coverage of any such lender's title insurance policy.

    (r) To the best of Seller's knowledge, there are no mechanic's or similar liens or claims which have been filed for work, labor or material (and no rights outstanding that by law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to or equal or coordinate with the lien of the Mortgage.

    (s) In the event that the Mortgage is a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage.

    (t) If required pursuant to Seller's underwriting guidelines, the Mortgage Loan File contains an appraisal of the Mortgaged Property signed prior to the approval of the application for the Mortgage Loan by a qualified appraiser who (i) is licensed in the state where the Mortgaged Property is located; (ii) has no interest, direct or indirect, in the Mortgaged Property or in any loan on the security thereof; and (iii) does not receive compensation that is affected by the approval or disapproval of the Mortgage Loan. All such appraisals comply in all material respects with applicable federal and state laws and regulations.

    (u) The Obligor has not requested from Seller, and Seller has no knowledge of any request for, any relief for the Obligor under the Soldiers' and Sailors' Civil Relief Act of 1940.

    (v) To the best of Seller's knowledge, there exists no violation of any local, state, or federal environmental law, rule or regulation in respect of the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. Seller has no knowledge of any pending action or proceeding involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is in issue; and, to the best of Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of such Mortgaged Property.

    (w) The Mortgaged Property is a fee simple estate and consists of a parcel of real property with (i) a single family residence, (ii) a two-to four-family dwelling, (iii) an individual condominium unit in a low-rise or high-rise condominium project, or (iv) an individual unit in a planned unit development erected thereon.

    (x) All improvements upon the Mortgaged Property are insured by a blanket hazard insurance policy which is issued by an insurer and in an amount acceptable to FNMA against loss by fire and such other risks (excluding mud slides and earthquakes) as are usually insured against in the broad form of extended coverage hazard insurance from time to time available, including flood hazards if upon origination of the Mortgage Loan, the Mortgaged Property was located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and if flood insurance was required by federal regulation).
            Seller has not engaged in and has no knowledge of the Obligor's or any subservicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein or the validity and binding effect of either.

    (y) No taxes, impositions, fees or assessments in the nature of a tax shall accrue against or be collected from Buyer on the Mortgage Loan by reason of the purchase by Buyer of the Mortgage Loan.

    (z)     The Mortgage has never been assigned to any third party.

    (aa) Seller has not initiated an action of foreclosure against nor obtained a judgment of foreclosure against the related Mortgaged Property.

    (bb) To the best of Seller's knowledge: (i) neither the Mortgaged Property nor any improvements thereon is the subject of pending insurance claims; (ii) the Obligor is not deceased, and neither the Obligor nor the Mortgage Loan is the subject of, or are in any way affected by, any pending legal proceeding; and (iii) the Mortgaged Property is not the subject matter of a pending sale to a third party by the Obligor, nor is the Mortgage Loan the subject matter of a payoff in progress.

    (cc) None of the credits applied to the Mortgage Loan has been gratuitous or given by Seller for considerations other than the payment of money, and all amounts represented to be payable on Mortgage Loan are, in fact, payable in accordance with the provisions of the Note.

    (dd) The Mortgage contains usual and customary provisions for the acceleration of amounts outstanding on the Note in the event that the Mortgaged Property is sold.

    (ee) Seller has not received notice of: (i) any proceeding for the total or partial condemnation of the Mortgaged Property; (ii) any proceeding for relief by or against any Obligor under federal or state bankruptcy or insolvency laws; or (iii) any subsequent, intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting the Mortgaged Property, other than Permitted Exceptions.

    (ff) The Mortgage Loan contains no provisions pursuant to which payments are (i) paid or partially paid with funds deposited in any separate account established by Seller, Obligor or any Person on behalf of Obligor; (ii) paid by any source other than Obligor; or (iii) contains any similar provisions which may constitute a "buydown" of the interest rate.

    (gg) The consideration received by Seller upon the sale of the Mortgage Loan constitutes fair consideration and reasonably equivalent value for the Mortgage Loan.

    (hh) Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding loans in Seller's portfolio.

    (ii) The Combined Loan to Value Ratio on the Mortgage Loan does not exceed one hundred percent (100%).

    (jj) The related Mortgage Loan File contains each of the documents and instruments specified to be included therein, with such exceptions as set forth in Section 2.6 hereof.

    (kk) The Mortgaged Property is neither a mobile home nor a manufactured housing unit that is not permanently attached to its foundation.

    (ll) The Mortgage Loan has no shared appreciation feature or other contingent interest feature.

    (mm) The Mortgage Loan is secured by either a first or a second lien. Seller has not received a notice of default of any first mortgage loan related to a Mortgaged Property which has not been cured.

    (nn) The indebtedness evidenced by the Mortgage Loan is not convertible to an ownership interest in the related Mortgaged Property or the related Obligor.

    (oo) No Mortgage related to the Mortgage Loan provides that the related Mortgaged Property secures any other promissory note or obligation expressly described in such Mortgage other than another Mortgage Loan.

    (pp) The Mortgage Loan does not permit the Obligor to require the release of all or a portion of the Mortgaged Property from the lien of the related Mortgage other than upon payment in full of the Mortgage Loan.

    (oo)    The Mortgage Loan does not provide for deferred interest.

    Section 3.3. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby makes the following representations and warranties to Seller as of each Closing Date:

    (a) Buyer is a corporation, duly organized and validly existing under the laws of the State of Iowa, which has the power to own its assets and to transact the business in which it is presently engaged. Buyer is duly qualified and in good standing under the laws of the State of Iowa and each jurisdiction where its ownership of property or the conduct of its business requires such qualification and where the failure to be so qualified would have a material adverse affect on the business and assets of Buyer, taken as a whole.

    (b) Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject only to bankruptcy and insolvency laws and similar laws affecting creditors' rights generally and equitable principles of law.

    (c) Neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated by this Agreement will conflict with or result in a breach of, or constitute a default under, any instrument or agreement to which Buyer is a party, or by which it is bound, or be in violation of any governmental decree, order or ruling as to which Buyer may be bound.

    (d) No action, suit, proceeding or governmental investigation or inquiry is currently pending or, to the knowledge of Buyer, threatened against Buyer which, if adversely determined, would have a material adverse effect on the business, combined assets or financial condition of Buyer or on the Mortgage Loans or would prevent the consummation of the transactions contemplated by this Agreement.

    (e) Buyer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Buyer is solvent, and the purchase of the Mortgage Loans will not cause Buyer to become insolvent.

    (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Buyer of or compliance of Buyer with this Agreement, or, if required, such consent, approval, authorization or order has been obtained prior to the applicable Closing Date.

    (g) Buyer has not, in connection with this transaction, incurred any obligation, made any commitment or taken any action which might result in a claim against or an obligation by Seller to pay a sales brokerage commission, finder's fee or similar fee with respect to this Agreement.


                                      ARTICLE IV
                                 COVENANTS OF SELLER

Section 4.1. COVENANTS OF SELLER. Seller covenants with Buyer to do as follows:

    (a) Do and perform, or cause to be done and performed, at Buyer's request, such acts as may reasonably be necessary or desirable in order to vest in Buyer title to all the Mortgage Loans sold to Buyer under this Agreement and to enable Buyer to collect payments due to Buyer under the Mortgage Loans.

    (b) With respect to each sale of Mortgage Loans under this Agreement, deliver to Buyer any monies rightfully due and owing to Buyer which are received after the related Cut-Off Date with respect to such Mortgage Loans.

    (c) Forward promptly to Buyer all communications or inquiries concerning Mortgage Loans which Seller receives after the Closing Date with respect to such Mortgage Loans.

    (d) Comply with all applicable requirements of the Real Estate Procedures Settlement Act and Regulation X promulgated thereunder, including without limitation any notification requirements regarding a transfer of servicing.


                                      ARTICLE V
                             INDEMNIFICATION; REPURCHASE

    Section 5.1.   SELLER'S INDEMNIFICATION.     (a)  Seller shall indemnify
Buyer and protect, defend and hold Buyer, its Affiliates, officers, directors, employees, agents and successors harmless from and against any and all liability, loss, cost, demand, lawsuits, injury or expense, including without limitation all court costs, expert witness fees, trial preparation fees and attorney's fees wheresoever and howsoever arising, so long as such fees or costs are reasonable in amount, which Buyer may incur for or by reason of:

            (i) The untruthfulness of any of the warranties or representations made by Seller in this Agreement, to the extent that such untruthfulness does not arise by reason of Buyer's actions;

            (ii) Seller's breach of, or failure to perform or observe, any covenants or provisions of this Agreement, to the extent that the breach has a material adverse effect and to the extent that such breach does not arise by reason of Buyer's actions; or

            (iii) Any action taken by Seller with respect to any Mortgage Loan prior to the Closing Date for such Mortgage Loan.

    (b) The foregoing provisions of this Section 5.1 shall be subject to the following conditions:

            (i) Buyer must promptly notify Seller upon commencement of any action or assertion of any claim by any Person which would give rise to a claim for indemnification if Seller is unaware of the action or assertion;

            (ii) If Seller agrees that indemnification by Seller is applicable to a cause of action, no settlement of action against Buyer shall be made without the consent of Seller, and Seller may settle any action without the consent of Buyer, but Buyer shall be given an opportunity to review and comment on proposed settlement documents; and

            (iii) Seller shall have the right to select counsel for the defense of any action or assertion of a claim against Buyer, subject to approval by Buyer, which approval shall not be unreasonably withheld, and each party shall have the right to consult with the other party regarding the defense of a claim against it.

    Section 5.2. BUYER'S INDEMNIFICATION. (a) Buyer shall indemnify Buyer and protect, defend and hold Seller, its Affiliates, officers, directors, employees, agents and successors harmless from and against any and all liability, loss, cost, demand, lawsuits, injury or expense, including without limitation all court costs, expert witness fees, trial preparation fees and attorney's fees wheresoever and howsoever arising, so long as such fees or costs are reasonable in amount, which Seller may incur for or by reason of:

            (i) The untruthfulness of any of the warranties or representations made by Buyer in this Agreement, to the extent that such untruthfulness does not arise by reason of Seller's actions;

            (ii) Buyer's breach of, or failure to perform or observe, any covenants or provisions of this Agreement, to the extent that the breach has a material adverse effect and to the extent that such breach does not arise by reason of Seller's actions; or

            (iii) Any action taken by Buyer with respect to any Mortgage Loan after the Closing Date for such Mortgage Loan.

    (b) The foregoing provisions of this Section 5.2 shall be subject to the following conditions:

            (i) Seller must promptly notify Buyer upon commencement of any action or assertion of any claim by any Person which would give rise to a claim for indemnification if Buyer is unaware of the action or assertion;

            (ii) If Buyer agrees that indemnification by Buyer is applicable to a cause of action, no settlement of action against Seller shall be made without the consent of Buyer as long as indemnification continues to be sought, and Buyer may settle any action without the consent of Seller, but Seller shall be given an opportunity to review and comment on proposed settlement documents; and

            (iii) Buyer shall have the right to select counsel for the defense of any action or assertion of a claim against Seller, subject to approval by Seller, which approval shall not be unreasonably withheld, and each party shall have the right to consult with the other party regarding the defense of a claim against it.

    Section 5.3. CURE OF BREACH, REPURCHASE OR SUBSTITUTION BY SELLER. In the event of a breach of any of Seller's representations, warranties or covenants, in addition to the remedies specified in Section 5.1 above, Buyer, as assignee of any purchased Mortgage Loan, may demand, for the twenty-four
(24) months immediately following the Closing Date for such Mortgage Loan (the "Substitution Period"), that Seller, at Seller's option, either: (a) cure the breach or (b) substitute a loan of equal value subject to all the terms and conditions of this Agreement. After the Substitution Period, in the event of a breach of any of Seller's representations, warranties or covenants, in addition to the remedies specified in Section 5.1 above, Buyer may demand that Seller, at Seller's option, either: (a) cure the breach or
(b) repurchase such Mortgage Loan forthwith, for the then unpaid principal balance plus accrued interest. Seller shall have a period of ten (10) Business Days from its receipt of written notice from Buyer of a breach to take such action demanded by Buyer as Seller may elect, but if Seller elects to cure the breach and the nature of the breach giving rise to the obligation of Seller to cure the breach is such that it cannot be cured immediately, Seller shall have the right to proceed diligently to effect a cure, which shall in no event be effectuated later than thirty (30) days from the date of Seller's receipt of notice of the breach. If Seller has not cured the breach after this thirty (30) day period lapses, Seller shall repurchase or substitute the Mortgage Loan at the option of Buyer.

                                      ARTICLE VI
                         AGREEMENT NOT TO COMPETE; PREPAYMENT

    Section 6.1. AGREEMENT NOT TO COMPETE. (a) Seller shall not take any action or permit or cause any action to be taken by any of its employees or any of its Affiliates on behalf of Seller to personally, by telephone or mail, solicit the Obligor under any Mortgage Loan for the purpose of refinancing a Mortgage Loan, in whole or in part, without the prior written consent of Buyer.

    (b) Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by Seller or any Affiliate of Seller on behalf of Seller which are directed to the general public at large, including without limitation mass mailings based on commercially acquired mailing lists and newspaper, radio and television advertisements, shall not constitute solicitation under this
Section 6.1.

    (c) It is understood and agreed that all rights and benefits relating to the solicitation of any Obligors and the attendant right, title and interest in and to the list of such Obligors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to Buyer pursuant to this Agreement as of each Closing Date, and Seller shall take no action to undermine these rights and benefits.

    Section 6.2. PREPAYMENT OF MORTGAGE LOAN. If any Mortgage Loan is prepaid within forty-five (45) days of the date on which it was sold to Buyer hereunder, Buyer shall not be obligated to pay a Premium with respect to such prepaid Mortgage Loan. If Buyer has paid a Premium prior to the prepayment of such Mortgage Loan, Seller shall promptly repay to Buyer 100 percent of such Premium.

                                     ARTICLE VII
                                    MISCELLANEOUS

    Section 7.1. NOTICES. All demands, notices, offers, acceptances, waivers and other communications required or permitted by this Agreement shall be in writing (including telegraphic, facsimile or telex communication) and shall be effective and deemed delivered only when received by the party to which it is sent; PROVIDED, HOWEVER, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission and a written copy is sent by first class or express mail, postage prepaid or by overnight courier. Any such notice shall be sent to a party at the following address or facsimile number (or such other address or facsimile number as may hereafter be furnished to the other parties hereto, in writing, by such party wishing to change its address or facsimile number):

         (i)  If to Buyer:   AmerUs Life Insurance Company
                             699 Walnut Street
                             Des Moines, Iowa 50309
                             Attn: Steven L. Schipper
                             Telecopy Number:    (515) 362-3631

         (ii) If to Seller:  AmerUs Bank
                             418 Sixth Avenue
                             Des Moines, Iowa 50309
                             Attn: Thomas R. Bernau
                             Telecopy Number: (515) 283-3349

              With copy to:  Elizabeth D. Swanson, Esq.
                             AmerUs Life Holdings, Inc.

                             611 Fifth Avenue
                             Des Moines, Iowa 50309
                             Telecopy:  (515) 283-3269

    Section 7.2. RELATIONSHIP BETWEEN PARTIES. Under no circumstances shall Buyer and Seller be considered agents or employees of each other, nor shall this Agreement be construed as creating a partnership or joint venture.

    Section 7.3. EXECUTION IN COUNTERPARTS. This Agreement and any amendment pursuant to Section 7.12 may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

    Section 7.4. GOVERNING LAW. Exept to the extent federal law applies, this Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, without regard to principles of conflicts of laws. Seller and Buyer hereby consent to the jurisdiction of all courts in the State of Iowa with respect to any action connected with this Agreement or arising therefrom.

    Section 7.5. SEVERABILITY OF PROVISIONS. Should any provision or provisions of this Agreement be declared invalid, illegal or unenforceable for any reason, such decision shall not affect the validity, legality or enforceability of the remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid, illegal or unenforceable portion eliminated therefrom. Any such invalidity, illegality or unenforceability of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Seller and Buyer waive any provision of law which prohibits or renders unenforceable any provision of this Agreement.

    Section 7.6. AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto, and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

    Section 7.7. COSTS, FEES AND EXPENSES. Except as otherwise provided in this Agreement, each party hereto agrees to pay all costs, fees and expenses which it has incurred in connection with or incidental to the matters contained in this Agreement, including without limitation any fees and disbursements to its accountants and counsel. To the extent this Agreement provides that one party is entitled to reimbursement from the other for expenses incurred by it, such party shall upon request provide reasonable documentations evidencing such expenses.

    Section 7.8. HEADINGS. Section headings used in this Agreement are for convenience of reference only and are not part of this Agreement for any other purpose.

    Section 7.9. SURVIVAL OF CERTAIN PROVISIONS. The covenants, representations, warranties, agreements, obligations, undertakings and indemnifications of Seller and Buyer contained in this Agreement shall be continuing and shall survive the execution and the termination of this Agreement.

    Section 7.10. NO WAIVER. Failure or delay on the part of Seller or Buyer to exercise any right provided for in this Agreement shall not act as a waiver thereof, nor shall any single or partial exercise of any right by Seller or Buyer preclude any other or further exercise thereof. In no event shall a term or provision of this Agreement be deemed to have been waived, modified or amended unless such waiver, modification or amendment is in writing and signed by the parties hereto.

    Section 7.11. NO REMEDY EXCLUSIVE. No remedy under this Agreement is intended to be exclusive of any other available remedy, and each remedy shall be cumulative and shall be in addition to other remedies under this Agreement or existing at law or equity.

    Section 7.12. AMENDMENTS. Each and every modification and amendment of this Agreement must be in writing and signed by the parties hereto.

    Section 7.13. ASSIGNMENT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Buyer and Seller.

    Section 7.14. TERMINATION. This Agreement may be terminated by either party, with or without cause, upon ten (10) days' prior written notice. No such termination shall affect the rights or liabilities of the parties with respect to Mortgage Loans purchased by Buyer prior to the date of such termination.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement in the as of the 5th day of March, 1997.


                             AMERUS BANK



                             By:
                                --------------------------------------------
                               Its Senior Vice President


                             AMERUS LIFE INSURANCE COMPANY



                             By:
                                --------------------------------------------
                                 Its Vice President

                                      EXHIBIT A

                          LOAN FUNDING SETTLEMENT STATEMENT


    Reference is hereby made to that certain Master Agreement of Purchase and Sale dated as of March 5, 1997, by and between AmerUs Bank ("Seller") and AmerUs Life Insurance Company ("Buyer"), as such agreement may be amended or supplemented from time to time pursuant to its terms (the "Agreement"). As of the Closing Date set forth below in this Loan Funding Settlement Statement by and between Seller and Buyer (this "Settlement Statement"), Seller hereby sells, assigns, transfers and conveys to Buyer the Mortgage Loans described in the Schedule of Assets attached hereto (the "Loans") in accordance with the terms and conditions set forth in the Agreement and the terms set forth in this Settlement Statement, and Buyer hereby agrees to purchase the Loans from Seller in accordance with the terms and conditions set forth in the Agreement and the terms set forth in this Settlement Statement and acknowledges receipt of the Loans. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

    In consideration of the mutual covenants and obligations contained herein and in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereto agree as follows:

    1. In addition to the terms and conditions set forth in the Agreement, the following terms shall apply to the sale by Seller and the purchase by Buyer of the Loans:

    CLOSING DATE:
                   --------------------------
    CUT-OFF DATE:
                   --------------------------
    BOOK VALUE: $
                   --------------------------
    ACCRUED INTEREST: $
                       --------------------------
    PREMIUM RATE:
                   --------------------------
    PREMIUM: $
              --------------------------
    TOTAL PURCHASE PRICE: $
                           --------------------------
    2. Seller hereby represents, warrants and covenants to Buyer that (i) this Settlement Statement has been duly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject only to bankruptcy and insolvency laws and similar laws affecting creditors' rights generally and equitable principles of law and (ii) the representations and warranties of Seller set forth in the Agreement are true and correct as of the date hereof.

    3. Buyer hereby represents, warrants and covenants to Seller that (i) this Settlement Statement has been duly authorized, executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject only to bankruptcy and insolvency laws and similar laws affecting creditors' rights generally and equitable principles of law and (ii) the representations and warranties of Buyer set forth in the Agreement are true and correct as of the date hereof.

    4. This Settlement Statement shall be governed by and construed in accordance with the laws of the State of Iowa, without regard to principles of conflicts of law. Any modification or amendment of this Settlement Statement must be in writing and signed by the parties hereto. This Settlement Statement may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one instrument. All representations, warranties and covenants made in this Settlement Statement shall be continuing representations, warranties and covenants and shall survive the execution and and the termination of this Settlement Statement.

    IN WITNESS WHEREOF, the parties hereto have executed this Loan Funding Settlement Statement as of the ____ day of ________ 19__.

                             AMERUS BANK



                             By:
                                --------------------------------------
                               Its Senior Vice President


                             AMERUS LIFE INSURANCE COMPANY



                             By:
                                --------------------------------------
                                 Its Vice President

Wiring Instructions:

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


                                      EXHIBIT B

                               UNDERWRITING GUIDELINES